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                                                              Exhibit 99.B(i)(8)

                                   Dechert LLP
                                1775 I Street, NW
                              Washington, DC 20006

February 21, 2006

Board of Trustees
ING Variable Insurance Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:   ING Variable Insurance Trust
      ING GET U.S. Core Portfolio - Series 12
      Securities Act File No. 333-83071
      Investment Company Act File No. 811-09477

Ladies and Gentlemen:

     We have acted as counsel to ING Variable Insurance Trust, a Delaware statutory trust (the "Trust"), and have a general familiarity with the Trust's business operations, practices and procedures. In our capacity as counsel, we have examined the Trust's Trust Instrument, as amended to date, and are familiar with the proceedings of the Board of Trustees authorizing the issuance and sale by the Trust of an unlimited number of shares of beneficial interest of ING GET U.S. Core Portfolio - Series 12 (the "Shares").

     We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the above-captioned registration statement ("Registration Statement") as filed on or about February 21, 2006, will be legally and validly issued, fully paid, and non-assessable by the Trust.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to all references to our firm in Post-Effective Amendment No. 23 to the Registration Statement of the Trust under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,


/s/ Dechert LLP

Dechert LLP